Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of Plum Creek Timber Company, Inc. ("Plum Creek") and carve-out financial information of the MWV Community Development and Land Management Business ("CDLM Group") of MeadWestvaco Corporation ("MeadWestvaco") and has been prepared to reflect the following:

1.
The December 6, 2013 acquisition of the timberland assets, and certain other assets, of the CDLM Group by Plum Creek for $934 million, funded by the issuance of an $860 million installment note payable and $74 million of cash;

2.
The December 6, 2013 formation of a limited liability company ("MWV-Charleston Land Partners, LLC") by Plum Creek and MeadWestvaco for which Plum Creek made a capital contribution (in cash) of $152 million and MeadWestvaco contributed real estate development properties with an agreed-upon value of $531 million; and

3.	The November 4, 2013 issuance of common stock by Plum Creek for net proceeds of $606 million and the repayment of certain debt obligations of Plum Creek, totaling $376 million.
Collectively, these transactions are referred to as the "Acquisition Transactions."
Total cash required for the Acquisition Transactions was approximately $230 million, consisting of $225 million paid to MeadWestvaco and approximately $5 million for acquisition expenses. After deducting the cash used for the Acquisition Transaction of $230 million from the $606 million of net proceeds from the issuance of common stock, $376 million was used to repay debt obligations. For the period following the stock issuance through December 31, 2013, the company repaid the following debt obligations:

•	$225 million of its $450 million term credit agreement,

•	$86 million of Senior Notes (Private Debt), consisting of both maturing debt and prepayments,

•	$25 million of Senior Notes (Public Debt), and

•	$40 million of outstanding borrowings on the Line of Credit.
These transactions resulted in a $4 million Loss on Debt Extinguishment for the three-months and the twelve-months ended December 31, 2013.
The unaudited pro forma condensed combined balance sheet at September 30, 2013 is presented as if the Acquisition Transactions were completed on that date. The unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2013, and the year ended December 31, 2012, assume that the Acquisition Transactions were completed on January 1, 2012. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition Transactions, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Plum Creek and with the historical combined financial statements and accompanying footnotes of the CDLM Group.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, contains a variety of adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not reflect what the combined company’s financial position or results of operations would have been had the Acquisition Transactions been completed as of the dates assumed for purposes of that pro forma financial information nor does it reflect the financial position or results of operations of the combined company following the Acquisition Transactions.
The pro forma adjustments are based on the information available at the time of the preparation of this financial information. For purposes of the unaudited pro forma condensed combined financial information, the consideration for the CDLM Group assets and Plum Creek's ownership interest in MWV-Charleston Land Partners, LLC of $1.085 billion has been preliminarily allocated to the assets acquired based on an initial determination of fair values.
Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies or different asset management strategies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations of Plum Creek.

Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	Note 1.		Pro Forma Adjustments (Note 2.)
(In Millions, Except Per Share Amounts)	Plum Creek (Historical)	CDLM Group (Historical)	Assets and Liabilities Not Directly Acquired		Equity Offering and Debt Retirement		Acquisition and Financing Adjustments		Plum Creek Combined Pro Forma

Revenues	$1,009	$149	$(1)	A	$—		$—		$1,145
			(12)	B

Cost of Goods Sold	687	67	—	A	—		—	F	743
			(14)	B			(7)	G
							7	H
							3	I
Selling, General and Administrative	89	10	—	A	—		7	G	102
			(4)	B
Total Costs and Expenses	776	77	(18)		—		10		845

Other Operating Income (Expense), net	(2)	—	—		—		—		(2)

Operating Income	231	72	5		—		(10)		298

Equity Earnings (Loss)	47	(1)	1	A	—		(3)	J	44

Interest Expense (Debt Obligations to Unrelated Parties)	61	—	—		(3)	E	29	L	87
Interest Expense (Note Payable to Timberland Venture)	43	—	—		—		—		43
Total Interest Expense, net	104	—	—		(3)		29		130

Income before Income Taxes	174	71	6		3		(42)		212

Provision (Benefit) for Income Taxes	—	27	(27)	A	—		(1)	K	(1)

Income from Continuing Operations	$174	$44	$33		$3		$(41)		$213

PER SHARE AMOUNTS:

Income from Continuing Operations – Basic	$1.06								$1.21	D
Income from Continuing Operations – Diluted	$1.06								$1.20	D

Weighted-Average Number of Shares Outstanding
– Basic	162.7				13.9	C			176.6
– Diluted	163.2				13.9	C			177.1

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

	Note 1.		Pro Forma Adjustments (Note 2.)
(In Millions, Except Per Share Amounts)	Plum Creek (Historical)	CDLM Group (Historical)	Assets and Liabilities Not Directly Acquired		Equity Offering and Debt Retirement		Acquisition and Financing Adjustments		Plum Creek Combined Pro Forma

Revenues	$1,339	$193	$(4)	A	$—		$—		$1,513
			(15)	B

Cost of Goods Sold	943	93	—	A	—		—	F	1,023
			(18)	B			(10)	G
							12	H
							3	I
Selling, General and Administrative	116	17	—	A	—		10	G	138
			(5)	B
Total Costs and Expenses	1,059	110	(23)		—		15		1,161

Other Operating Income (Expense), net	1	(1)	—		—		—		—

Operating Income	281	82	4		—		(15)		352

Equity Earnings (Loss)	59	—	—	A	—		(4)	J	55

Interest Expense (Debt Obligations to Unrelated Parties)	82	—	—		(6)	E	39	L	115
Interest Expense (Note Payable to Timberland Venture)	58	—	—		—		—		58
Total Interest Expense, net	140	—	—		(6)		39		173

Income before Income Taxes	200	82	4		6		(58)		234

Provision (Benefit) for Income Taxes	(3)	32	(32)	A	—		(1)	K	(4)

Income from Continuing Operations	$203	$50	$36		$6		$(57)		$238

PER SHARE AMOUNTS:

Income from Continuing Operations – Basic	$1.25								$1.36	D
Income from Continuing Operations – Diluted	$1.25								$1.35	D

Weighted-Average Number of Shares Outstanding
– Basic	161.5				13.9	C			175.4
– Diluted	161.9				13.9	C			175.8

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

	Note 1.		Pro Forma Adjustments (Note 2.)
(In Millions)	Plum Creek (Historical)	CDLM Group (Historical)	Assets and Liabilities Not Directly Acquired		Equity Offering and Debt Retirement		Acquisition and Financing Adjustments		Plum Creek Combined Pro Forma
ASSETS

Cash and Cash Equivalents	$439	$—	$—		$606	N	$—		$432
					(383)	O	(225)	P
							(5)	P
Other Current Assets	151	5	(5)	M	—		—		151
	590	5	(5)		223		(230)		583

Timber and Timberlands, net	3,395	342	(217)	M	—		706	P	4,264
							38	Q
Minerals and Mineral Rights, net	242	1	—		—		56	P	299
Property, Plant and Equipment, net	118	22	(13)	M	—		30	P	119
							(38)	Q
Equity Investments	195	14	(14)	M	—		139	P	334
Other Assets	91	6	(6)	M	(1)	O	15	P	109
							4	P
Total Assets	$4,631	$390	$(255)		$222		$720		$5,708

LIABILITIES

Current Portion of Long-Term Debt	$74	$—	$—		$(74)	O	$—		$—
Line of Credit	507	—	—		(40)	O	—		467
Other Current Liabilities	128	17	(17)	M	(4)	O	—		124
	709	17	(17)		(118)		—		591

Long-Term Debt	1,815	—	—		(225)	O	860	R	2,413
					(12)	O
					(25)	O
Note Payable to Timberland Venture	783	—	—		—		—		783
Other Liabilities	94	67	(67)	M			—		94
Total Liabilities	3,401	84	(84)		(380)		860		3,881

STOCKHOLDERS’ EQUITY
Common Stock	2		—		—	N	—		2
Additional Paid-In Capital	2,330				606	N	—		2,936
Retained Earnings (Accumulated Deficit)	(135)				(1)	S	(5)	S	(144)
					(2)	S
					(1)	S
Treasury Stock, at Cost, Common Shares	(940)		—		—		—		(940)
Accumulated Other Comprehensive Income (Loss)	(27)		—		—		—		(27)
Parent's Equity		306	(171)	M			(135)	P	—
Total Stockholders’ Equity	1,230	306	(171)		602		(140)		1,827
Total Liabilities and Stockholders’ Equity	$4,631	$390	$(255)		$222		$720		$5,708

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.2

Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Plum Creek Timber Company, Inc. ("Plum Creek") and the carve-out financial information of the MWV Community Development and Land Management Business ("CDLM Group") of MeadWestvaco Corporation ("MeadWestvaco").
Plum Creek has filed its audited financial statements in its 2012 Annual Report on Form 10-K, which includes the basis for presentation, along with a summary of significant accounting policies of the company. Plum Creek has filed its unaudited financial statements for the nine months ended September 30, 2013 and for the comparable prior year period on Form 10-Q, which includes the basis for presentation.
CDLM Group has been presented as a reportable segment of its parent company, MeadWestvaco. Separate financial information ("carve-out financial information") has been derived from the financial statements of MeadWestvaco. The preparation of carve-out financial information includes defining the operations to be included in the carve-out and identifying the related assets and liabilities of those operations, along with the allocation of certain expenses incurred by MeadWestvaco on behalf of the entire consolidated group. For carve-out operations, the allocation of direct revenues and direct expenses is generally straightforward. The allocation of indirect expenses to the carve-out operations, such as corporate overhead, and including the expenses incurred by the parent company on behalf of the carve-out entity requires significant management judgment.
On December 6, 2013, Plum Creek acquired approximately 501,000 acres of timberlands from MeadWestvaco, including certain mineral rights and wind power assets for $934 million. In addition, Plum Creek and MeadWestvaco formed a limited liability company ("MWV-Charleston Land Partners, LLC") for which Plum Creek made a capital contribution (in cash) of $152 million and MeadWestvaco contributed real estate development properties with an agreed-upon value of $531 million. The acquired timberlands, mineral rights and wind assets, along with the real estate development properties contributed to MWV-Charleston Land Partners, LLC were previously included in the CDLM Group. An affiliate of MeadWestvaco has been hired to manage the operations of MWV-Charleston Land Partners, LLC. The total purchase price for the CDLM Group assets, including amounts contributed to MWV-Charleston Land Partners, LLC was $1.085 billion.
Plum Creek will account for the CDLM Group acquisition as a purchase business combination in accordance with accounting principles generally accepted in the United States. Under the purchase method, the assets of the CDLM Group that are being acquired, along with Plum Creek's equity investment in MWV-Charleston Land Partners, LLC, will be recorded as of the date of the acquisition at their respective fair values. Plum Creek's investment in MWV-Charleston Land Partners, LLC will be accounted for under the equity method of accounting. The CDLM Group's method of accounting for timber depletion was different than Plum Creek's method of accounting. The pro forma financial information reflects, among other adjustments, the conversion to Plum Creek's accounting method for timber depletion. Additionally, the pro forma information has been adjusted to reflect both the assets and liabilities of the CDLM group that were not directly acquired and the assets and liabilities of the CDLM Group that were contributed to MWV-Charleston Land Partners, LLC.

Note 2. Pro Forma Adjustments

The following notes describe the adjustments presented on the unaudited pro forma condensed combined financial information.

Statement of Operations. Presented for the most recent interim period (nine months ended September 30, 2013) and for the twelve months ended December 31, 2012.

A.
Reflects the impact to Statement of Operations for assets and liabilities of the CDLM Group that were not directly acquired, including an equity method investment. This adjustment also reflects an adjustment to the Provision for Income Taxes due primarily to Plum Creek's status as a REIT.

B.
Reflects the impact to Statement of Operations for assets and liabilities of the CDLM Group that were acquired indirectly through an equity ownership interest in MWV-Charleston Land Partners, LLC (see J. below).

C.
Reflects update for basic and diluted shares outstanding as a result of Plum Creek's issuance of 13,915,000 shares of common stock. On November 4, 2013, Plum Creek issued 13,915,000 shares of common stock at $45.00 per share for net proceeds of $606 million.

D.	Reflects the recomputed basic and diluted earnings per share after giving effect to all pro forma adjustments impacting Income From Continuing Operations.

Exhibit 99.2

E.
Reflects the decrease in interest expense assuming Plum Creek used approximately $376 million to retire debt obligations in effect at January 1, 2012. For the pro forma adjustments, we assumed a repayment of $25 million of Senior Notes (Public Debt) at terms consistent with actual repayments made in 2013, partial repayment of a $350 million term credit agreement ($257 million), which had an effective interest rate of approximately 0.65%, and repayment of borrowings on our revolving credit facility ($94 million). None of the above assumptions would have resulted in a prepayment penalty. Repayment of $25 million of Senior Notes (Public Debt) at terms consistent with actual repayments would have cost $27 million. The $2 million premium is a nonrecurring charge and would be recorded as a Loss on Debt Extinguishment. In accordance with SEC rules, this charge is not included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve-months ended December 31, 2012.

See the Introductory Section of this pro forma financial information for actual debt retirements made in 2013 as a result of the issuance of common stock.

F.
For the nine-months ended September 30, 2013, the operating income of the CDLM Group included revenue of $85 million and related costs of sales of $12 million from the sale of approximately 40,000 acres. Additionally, for the year ended December 31, 2012, the operating income of the CDLM Group included revenue of $99 million and related costs of sales of $18 million from the sale of approximately 49,000 acres. There are no pro forma adjustments related to these land sales since the acres sold were not acquired by Plum Creek and were not included in the purchase price allocation. However, the operating margin from future land sales is expected to be substantially lower as a result of allocating a portion of the purchase price to timber and timberlands.

G.	Reflects the reclassification of CDLM Group Operating Costs to conform to Plum Creek's presentation of Cost of Goods Sold and Selling, General and Administrative Expenses.

H.
Reflects the impact of computing new depletion rates following acquisition of the CDLM Group timber assets. Depletion rates for Plum Creek are computed by dividing (A) the sum of (1) the original cost of the timber less previously recorded depletion plus (2) estimated future silviculture costs, including the impact of inflation, that are expected to be incurred over the next harvest cycle, by (B) the total timber volume that is estimated to be harvested over the harvest cycle. The CDLM Group depletion rates were computed by dividing (A) undepleted timber costs by (B) current merchantable timber volumes. In addition to conforming depletion to Plum Creek's method of accounting, depletion rates (for pro forma purposes) were based upon Plum Creek's existing cost of timber less previously recorded depletion plus the portion of the purchase price allocated to the acquired timber, approximately $480 million.

I.
Reflects the impact of computing new mineral depletion rates and new depreciation rates for logging roads based upon the impact of allocating a portion of the purchase price to minerals and logging roads.

J.	Reflects the impact to Equity Earnings/(Losses) had MWV-Charleston Land Partners, LLC been formed at the beginning of the period.

K.	Reflects the impact of Equity Earnings/(Losses) that are taxable to Plum Creek (see J. above).

L.
Reflects the increase in interest expense resulting from the issuance of the $860 million installment note payable (as if issued on January 1, 2012). Plum Creek's estimated effective interest cost is approximately 4.5%.

Balance Sheet. Presented as of the most recent interim period-end (September 30, 2013).

M.
Reflects the impact to the Balance Sheet for assets and liabilities of the CDLM Group that were not directly acquired, including assets and liabilities of the CDLM Group that were acquired indirectly through an equity ownership interest in MWV-Charleston Land Partners, LLC (see P. below).

N.	Reflects the issuance of common stock by Plum Creek. On November 4, 2013, Plum Creek issued 13,915,000 shares of common stock at $45.00 per share for net proceeds of $606 million.

Exhibit 99.2

O.
Reflects the use of proceeds from the issuance of common stock to retire debt obligations (including $4 million of accrued interest and $3 million of premiums and prepayment penalties) in effect at the balance sheet date (in millions):

Assumed Debt Repayments:	September 30, 2013
Private Notes	$86
Public Notes	25
Term Credit Agreement	225
Line of Credit	40
Total Assumed Debt Repayments	$376

Assumed Payments for Accrued Interest	$4

Other Debt Repayment Assumptions:
Prepayment Penalty	$1
Premium to Repay	2
Debt Issuance Costs Written Off (Non-cash charge)	1
Total Other Debt Repayments Assumptions	$4

See the Introductory Section of this pro forma financial information for actual debt retirements made in 2013 as a result of the issuance of common stock.

P.
Reflects the partial use of equity proceeds to fund the cash portion of the transaction, $225 million (See Introductory Section), along with the change in CDLM Group's assets to fair value in connection with the acquisition by Plum Creek, including the value of Plum Creek's equity investment in the real estate development joint venture and the elimination of the Parent's Equity in the CDLM Group.

The approximate purchase price of $1.085 billion, consisting of cash of $225 million and an installment note of $860 million, has been allocated among the assets of the CDLM Group based on their approximate fair value as follows (in millions):

Assets Acquired:
Timber and Logging Roads, net	$517
Timberlands	352
Minerals and Mineral Rights, net	57
Property, Plant and Equipment, net	1
Equity Method Investments	139
Intangible Assets	15
Other Assets	4
Total Assets Acquired	$1,085

In addition, the company incurred approximately $5 million of acquisition expenses, which have been reflected in cash and retained earnings.

Exhibit 99.2

As a result, the following table presents the purchase accounting adjustments to the net book value of the assets acquired as if the Acquisition Transactions occurred on September 30, 2013 (in millions):

Purchase Accounting Adjustments:
Total Consideration	$1,085
Less: Book Value of CDLM Group Net Assets	(135)
Excess Purchase Price to be Allocated	$950
Fair Value Adjustments:
Timber, net	$393
Logging Roads, net	30
Timberlands	313
Minerals and Mineral Rights	56
Property, Plant and Equipment, net	—
Equity Method Investments	139
Intangible Assets	15
Deferred Tax Assets	4
Total Allocations	$950

Q.	Reflects the reclassification of logging roads to Timber and Timberlands, net from Property, Plant, and Equipment, net to conform the CDLM Group classification to Plum Creek's presentation.

R.	Reflects the issuance of the $860 million installment note payable as partial consideration for the acquisition.

S.	The following table summarizes pro forma adjustments to the September 30, 2013 Retained Earnings (Accumulated Deficit) (in millions):

Retained Earnings (Accumulated Deficit) Pro Forma Adjustments:
Plum Creek (Historical)	$(135)
Cash Acquisition Costs (Expense)	(5)
Prepayment Penalty - Senior Notes (Private)	(1)
Premium to Repay - Senior Notes (Public)	(2)
Write-off Debt Issuance Costs	(1)
Adjusted Plum Creek Retained Earnings (Accumulated Deficit)	$(144)

The cash acquisition costs, prepayment penalties, premium for the early retirement of debt, and write-off of debt issuance costs have not been reflected in the unaudited pro forma condensed combined financial statements of operations due to the nonrecurring nature of these items.